UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 25, 2016

JPMorgan Chase & Co.

(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

270 Park Avenue, New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 25, 2016, JPMorgan Chase & Co. (“JPMorgan Chase” or the “Firm”) reached an agreement to settle two outstanding disputes with bond insurer Ambac Assurance Corporation and the Segregated Account of Ambac Assurance Corporation (together, “Ambac”). The settlement resolves, among other things, actions brought by Ambac seeking recovery of all of Ambac’s past and future payments of principal and interest on approximately $3.3 billion of certain insured classes of eleven residential mortgage-backed securities (“RMBS”) trusts sponsored by EMC Mortgage LLC, an indirect subsidiary of JPMorgan Chase. Under the settlement, the Firm will pay $995 million to Ambac. This settlement also provides for the withdrawal of Ambac’s objection to the Firm’s $4.5 billion settlement with trustees of 319 RMBS trusts issued by J.P. Morgan, Chase and Bear Stearns for which the trustees are currently seeking court approval. The settlement will not have a material effect on JPMorgan Chase’s earnings for the first quarter of 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMorgan Chase & Co.
(Registrant)

By:	/s/ Neila B. Radin
Neila B. Radin
Managing Director

Dated: January 25, 2016

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